UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     As previously disclosed on June 2, 2006, the Board of Directors of SafeNet, Inc. (the “Company”) has appointed a special committee of the board to investigate the Company’s stock option granting practices. The special committee has retained independent counsel and forensic accountants to assist in its investigation, which is currently in progress. In addition, the Company has retained an international professional services firm to assist the Company in a review of the Company’s accounting for stock option grants. That review is also ongoing.
     Based on its review to date, the Company believes that certain option grants, including grants to directors, officers and employees, were or likely were accounted for using incorrect measurement dates under applicable accounting rules in effect at the time. With respect to one of these grants, made to officers and employees of the Company, including the chief executive officer, in the fourth quarter of 2002, the Company has concluded that material non-cash, stock-based compensation expenses related to this option grant will have to be recorded. As a result, the Company expects that financial statements for the year ended December 31, 2002 will have to be restated. Therefore, on July 26, 2006, the audit committee of the Board of Directors of the Company determined, after consultation with management and with the concurrence of the Company’s independent registered public accounting firm, Ernst & Young, LLP, that the Company’s financial statements and the related Report of Independent Registered Public Accountants for the year ended December 31, 2002 should no longer be relied upon. The Company intends to file restated financial statements for 2002 as soon as practicable pending completion of the special committee’s investigation of the Company’s stock option granting practices.
     The review by the Company and the investigation by the special committee of the Board of Directors are not yet complete, and accordingly the Company has not yet determined if there are any further charges pertaining to the 2002 period or if financial statements from any other period will require restatement.
     Management is evaluating the impact of this matter on the Company’s internal controls over financial reporting and disclosure controls and procedures.
     Any additional non-cash, stock-based compensation expense recorded for the fourth quarter of 2002 or any other period in question would have the effect of decreasing income from operations, net income and net income per share (basic and diluted) in periods in which the Company reported a profit, and increasing loss from operations, net loss and net loss per share (basic and diluted) in periods in which the Company reported a loss. The Company presently believes that additional non-cash, stock-based compensation expenses will not affect the Company’s current cash position or previously reported revenues.
     The Company’s management has discussed the matters disclosed under this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 28, 2006

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo,
Chairman and Chief Executive Officer